                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                    ----------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                         Date of Report - June 22, 2001
                        (Date of earliest event reported)


                          CRUSADER HOLDING CORPORATION
             (Exact name of Registrant as specified in its charter)



        Pennsylvania                    23663                     23-2562545
(State of incorporation)      (Commission file number)          (IRS employer
                                                                Identification
                                                                   number)



                   1230 Walnut Street, Philadelphia, PA 19107
               (Address of principal executive offices, zip code)


                            Area Code (215) 893-1500
                               (Telephone number)


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Item 2.       Acquisition on Disposition of Assets.

              On June 22, 2001, Crusader Holding Corporation (the "Company") consummated the sale of substantially all of the Company's assets and liabilities to Royal Bank of Pennsylvania ("Royal Bank") for cash consideration of approximately $42.7 million. The consideration paid by Royal Bank was based upon the net book value of the assets and liabilities sold by the Company. The entire text of the Company's press release, published June 25, 2001, is incorporated by reference herein and a copy has been filed as an exhibit to this report.

Item 7.       Financial Statements and Exhibits.

              (b)     Pro Forma Financial Information

              As reported in Item 2 above, the Company has sold substantially all of its assets and liabilities for cash in the amount of approximately $42.7 million. As of the completion of the sale, the Company has no meaningful operations and does not expect to have any meaningful operations in the future. Accordingly, the Company has not filed pro forma financial information with this Current Report on Form 8-K. The Company will make a distribution to shareholders of a portion of the proceeds received in the sale as soon as is practicable and will subsequently proceed to effect a complete voluntary liquidation and dissolution in accordance with the Company's Plan of Liquidation and Dissolution approved by the shareholders at a special meeting of shareholders held on June 11, 2001. Any remaining proceeds or assets will be distributed to shareholders following liquidation and dissolution.

              (c)     Exhibits

                      (99.1)   Press Release, dated June 25, 2001.


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                                   SIGNATURES



              Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated:  July 5, 2001                    Crusader Holding Corporation


                                        By: /s/ Thomas J. Knox
                                            -----------------------
                                            Thomas J. Knox
                                            Chairman and Chief Executive
                                            Officer (Principal Executive Offer)



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                          CRUSADER HOLDING CORPORATION
                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX

Exhibit
No.           Exhibit
-------       -------

99.1          Press Release, dated June 25, 2001.






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